================================================================================

                           SCHEDULE 14A INFORMATION
                                (Rule 14a-101)

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                    IMPERIAL CREDIT MORTGAGE HOLDINGS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                    IMPERIAL CREDIT MORTGAGE HOLDINGS, INC.
                              20371 IRVINE AVENUE
                      SANTA ANA HEIGHTS, CALIFORNIA 92707

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

  The Annual Meeting of Stockholders of IMPERIAL CREDIT MORTGAGE HOLDINGS, INC., a Maryland corporation (the "Company"), will be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California 92660, on July 22, 1997, at 9:00 a.m. Pacific Standard Time. Only stockholders of record at the close of the business on May 28, 1997, (the "Record Date") will be entitled to vote.

  The Annual Meeting of the Stockholders of the Company is being held for the following purposes:

    1. To elect a Board of Directors to serve for the ensuing year;

    2. To consider and act upon a proposal to ratify the appointment of KPMG Peat Marwick LLP as the independent accountants of the Company for the year ending December 31, 1997; and

    3. To transact such other business as may properly come before the meeting or any adjournments thereof.

  Only holders of Common Stock of record at the close of business on May 28, 1997, will be entitled to vote at the meeting.

  Your proxy is enclosed. You are cordially invited to attend the meeting, but if you do not expect to attend, or if you plan to attend, but desire the proxy holders to vote your shares, please date and sign your proxy and return it in the enclosed postage paid envelope. The giving of this proxy will not affect your right to vote in person in the event you find it convenient to attend. Please return the proxy promptly to avoid the expense of additional proxy solicitation.

Dated: June 13, 1997

                                          For the Board of Directors

                                          /s/ Richard J. Johnson
                                          Richard J. Johnson, Secretary

               [LOGO OF IMPERIAL CREDIT MORTGAGE HOLDINGS, INC.]

                               ----------------

                                PROXY STATEMENT

                               ----------------

                         FOR ANNUAL MEETING TO BE HELD
               JULY 22, 1997, AT 9:00 A.M. PACIFIC STANDARD TIME

  The Annual Meeting of Stockholders of Imperial Credit Mortgage Holdings, Inc. (the "Company") will be held on July 22, 1997 at 9:00 a.m. Pacific Standard Time at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California 92660 (the "Meeting"). The approximate mailing date for this proxy statement and the enclosed proxy is June 13, 1997. If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. If no direction is given, the shares represented by the proxy will be voted for the election of the six (6) nominees for Director named herein and for the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent accountants for the year ending December 31, 1997. Any proxy given may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing of such revocation, by giving another proxy bearing a later date, or by attending and voting in person at the Meeting.

  The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail. In addition, the officers and regularly engaged employees of the Company may, in a limited number of instances, solicit proxies personally or by telephone. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of Common Stock of the Company.

  The Company's Annual Report to Stockholders for the year ended December 31, 1996, is concurrently being provided to each stockholder.

  Holders of Common Stock of record at the close of business on May 28, 1997 will be entitled to vote at the Meeting. There were 9,639,784 shares of Common Stock, $.01 par value per share, outstanding at that date. Each share is entitled to one vote and a majority of the shares of Common Stock outstanding is necessary to constitute a quorum for the Meeting. The affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of a director. For purposes of the election of directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum. The affirmative vote of a majority of all votes cast at a meeting at which a quorum is present is necessary for any other matter which may properly come before the meeting, unless more than a majority of votes cast is required by statute or by the Charter of the Company. For purposes of the vote on other matters, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  The Company's Directors are elected annually to serve until the next annual meeting of stockholders and thereafter until their successors are elected. The Company's Amended and Restated Articles of Incorporation and amendments thereto (the "Charter") and Bylaws currently provide for a variable Board of Directors with a range of between three and 15 members. The Company's Bylaws give the Board the authority to establish, increase or decrease the number of directors. The size of the Company's Board is currently set at six. No proxy will be voted for more than six nominees for Director.

  Unless otherwise directed by stockholders, the proxy holders will vote all shares represented by proxies held by them for the election of the maximum number of the following nominees, all of whom are now members of and constitute the Company's Board of Directors. The Company is advised that all of the nominees have indicated their availability and willingness to serve if elected. In the event that any nominee becomes unavailable or unable to serve as a Director of the Company prior to the voting, the proxyholders will refrain from voting for the unavailable nominee or will vote for a substitute nominee in the exercise of their best judgment.

INFORMATION CONCERNING NOMINEES

  The following table sets forth certain information concerning the nominees of the Company:

               NAME            AGE            POSITION WITH THE COMPANY
               ----            ---            -------------------------
     H. Wayne Snavely(2).....   55 Chairman of the Board
     Joseph R. Tomkinson(1)..   49 Vice Chairman of the Board and Chief
                                    Executive Officer
     William S. Ashmore......   47 President, Chief Operating Officer and Director
     James Walsh+(1)(2)......   46 Director
     Frank P. Filipps+(1)(2).   49 Director
     Stephan R. Peers+(1)(2).   44 Director

--------
 + Unaffiliated Director
(1) Member of Audit Committee.
(2) Member of Compensation Committee.

  H. WAYNE SNAVELY has been Chairman of the Board of the Company since its formation. He has been Chairman of the Board and Chief Executive Officer of Imperial Credit Industries, Inc. ("ICII") (NASDAQ-ICII) since December 1991. Mr. Snavely is also Chairman of the Board of Southern Pacific Funding Corporation (NYSE-SFC) ("SPFC"), and of Imperial Credit Advisors, Inc. ("ICAI"), the Manager. He has been a Director of Imperial Bancorp and Imperial Bank since 1993, and was a Director of Imperial Bank from 1975 to 1983. From 1983 to February 1991, Mr. Snavely served as Executive Vice-President of Imperial Bancorp and Imperial Bank. During the years 1983 through 1986, Mr. Snavely was employed as Chief Financial Officer of Imperial Bancorp and Imperial Bank. Mr. Snavely is a Certified Public Accountant.

  JOSEPH R. TOMKINSON has been Vice Chairman of the Board and Chief Executive Officer of the Company and Chairman of the Board and Chief Executive Officer of ICI Funding Corporation ("ICIFC") and Imperial Warehouse Lending Group, Inc. ("IWLG") since their formation. Mr. Tomkinson is also Vice Chairman of the Board of ICAI. Mr. Tomkinson served as President of ICII from January 1992 to February 1996 and, from 1986 to January 1992, he was President of Imperial Bank Mortgage, a subsidiary of Imperial Bank, one of the companies that combined to become ICII in 1992. Mr. Tomkinson has been a Director of ICII since December 1991. From 1984 to 1986, he was employed as Executive Vice President of Loan Production for American Mortgage Network, a privately owned mortgage banker. Mr. Tomkinson brings 22 years of combined experience in real estate, real estate financing and mortgage banking to the Company.

  WILLIAM S. ASHMORE has been President and Chief Operating Officer of the Company, Executive Vice President and a Director of ICIFC and President and a Director of IWLG since their formation. In March 1997, Mr. Ashmore became President of ICIFC. From August 1993 to February 1996, he was Executive Vice President and a Director of Secondary Marketing at ICII, having been its Senior Vice President of Secondary Marketing since January 1988. From 1985 to 1987, he was Chief Executive Officer and Vice Chairman of the Board of Century National Mortgage Corporation, a wholesale mortgage banking company. From 1978 to 1985, Mr. Ashmore was President and co-owner of Independent Homes Real Estate Company, which evolved in 1980 into a mortgage banking firm that was sold to Century National Bank in 1985. Mr. Ashmore has over 20 years of combined experience in real estate, real estate financing and mortgage banking.

  JAMES WALSH has been a Director of the Company since August 1995. Mr. Walsh is an Executive Vice President of Walsh Securities, Inc. where he directs mortgage loan production, sales and securitization. Mr. Walsh was an executive of Donaldson, Lufkin and Jenrette Securities Corporation from January 1989 through March 1996 where he oversaw residential mortgage securitization, servicing brokerage and mortgage banking services. From February 1987 to December 1988, Mr. Walsh was an executive in the mortgage banking department at Bear Stearns & Company. From December 1985 to February 1987, Mr. Walsh was a senior banking officer at Carteret Savings Bank.

  FRANK P. FILIPPS has been a Director of the Company since August 1995. Mr. Filipps was elected President of CMAC Investment Corporation and Chairman, President and Chief Executive Officer of Commonwealth Mortgage Assurance Company ("CMAC") in January 1995. In May 1995, Mr. Filipps was elected a Director of CMAC Investment Corporation, and in January 1996, he was elected Chief Executive Officer of CMAC Investment Corporation. Mr. Filipps joined CMAC in 1992 as Senior Vice President and Chief Financial Officer, where he was responsible for the company's financial, investment and data processing operations, as well as legal and human resources functions. In 1994, Mr. Filipps was promoted to Executive Vice President and Chief Operating Officer for both CMAC Investment Corporation and CMAC, where his additional responsibilities included the company's sales, marketing, underwriting and risk management. In 1975, Mr. Filipps joined American International Group and, from 1989 to 1992, he was Vice President and Treasurer. Prior to that, he was a Second Vice President for Chase Manhattan Bank, N.A., in New York.

  STEPHAN R. PEERS has been a Director of the Company since October 1995. Since April 1993, Mr. Peers has been an Executive Vice President of International Strategic Finance Corporation, Ltd., where he performs corporate finance services for overseas issuers. From April 1989 to April 1993, Mr. Peers was a Vice President in corporate finance at Montgomery Securities where he specialized in financial services institutions. From March 1987 to March 1989, Mr. Peers was a Vice President at The First Boston Corporation in mortgage finance specializing in mortgage related products. Mr. Peers has served as a Managing Director of Resource Bancshares Corporation since August 1995.

  There are no family relationships between any of the directors or executive officers of the Company.

  All Directors are elected at each annual meeting of the Company's stockholders for a term of one year, and hold office until their successors are elected and qualify. Replacements for vacancies occurring among the unaffiliated directors will be elected by a majority vote of the remaining Directors, including a majority of the unaffiliated directors (the "Unaffiliated Directors"). The Company will pay an annual director's fee to each Unaffiliated Director equal to $20,000 and will reimburse such Unaffiliated Director's costs and expenses for attending such meetings.

COMMITTEES AND ATTENDANCE AT BOARD MEETINGS

  Twelve monthly meetings of the Board of Directors were held in 1996. Four quarterly Board of Directors meetings were held at the Company's main offices while eight meetings were held via teleconference. Each Director attended at least 75% of the aggregate of all meetings held by (i) the Board of Directors and (ii) those committees of the Board of Directors on which such Director served.

  The Audit Committee, established by the Board of Directors on November 1, 1995, reviews the scope of auditing activities performed by the Company's independent accountants. The Audit Committee met two times during 1996. The Compensation Committee was established by the Board of Directors on November 16, 1995. The Compensation Committee met two times during 1996. The Board of Directors presently has no nominating committee.

EXECUTIVE COMPENSATION

  During 1995, none of the executive officers of the Company earned more than $100,000 in total compensation. The following table sets forth all compensation paid by the Company to its Chief Executive Officer and the other executive officers whose annual salary and bonus were in excess of $100,000 during 1996.

                                                                     LONG-TERM
                                      ANNUAL COMPENSATION           COMPENSATION
                              ------------------------------------- ------------
                                                                     RESTRICTED
   NAME AND PRINCIPAL                     BONUS      OTHER ANNUAL      STOCK         ALL OTHER
      POSITION(1)        YEAR SALARY($) ($)(2)(3)   COMPENSATION($) AWARD(S)($)  COMPENSATION($)(9)
   ------------------    ---- --------- ---------   --------------- ------------ ------------------
Joseph R. Tomkinson..... 1996  250,000   471,197(4)     24,648(5)         --            870
 Vice Chairman of the
 Board and Chief
 Executive Officer of
 the Company and
 Chairman of the Board
 and CEO of ICIFC and
 IWLG
William S. Ashmore...... 1996  200,000   237,878(4)     16,248(6)         --            839
 President and Chief Op-
 erating Officer of the
 Company and President
 and Director of ICIFC
 and IWLG
Richard J. Johnson...... 1996  100,000    68,250        16,248(6)      15,090(8)        216
 Senior Vice President,
 Chief Financial
 Officer, Treasurer, and
 Secretary of the
 Company, ICIFC and IWLG
 and Director of ICIFC
Mary C. Glass-
Schannault.............. 1996   90,000    99,148         6,755(7)         --            357
 Vice President of the
 Company and Senior Vice
 President, Structured
 Transactions, of ICIFC
 and IWLG

--------
(1) On November 20, 1995, each of the persons in the above table entered into a five-year employment agreement at an annual salary as stated in the table, subject to adjustment for inflation, plus bonuses described in footnote (3) and in the case of Messrs. Tomkinson and Ashmore, those additional bonuses described in footnote (4).
(2) During 1996, pursuant to the Management Agreement, the Company reserved up to 1/5 of the Company's 25% Incentive Payment for distribution as bonuses to its employees in amounts determined by the Company's Board of Directors. Such payment was made in lieu of payment of a like amount to ICAI under the Management Agreement. Pursuant to the Amended and Restated Management Agreement, dated January 31, 1997, the Company will pay 1/4 of the Company's 25% Incentive Payment for distribution as bonuses to participants in its executive bonus pool in amounts to be determined in the sole discretion of the Company's Chief Executive Officer and 25% of the per annum base management fee shall be paid to participants in the Company's executive bonus pool in amounts to be determined in the sole discretion of the Company's Chief Executive Officer. Such payment shall be made in lieu of payment of a like amount to ICAI under the Amended and Restated Management Agreement. See "Certain Relationships and Related Transactions-- Relationships with the Manager--Management Agreement--Management Fees."
(3) Includes a quarterly bonus equal to the aggregate dividend such person would have received from the Company on all shares of Common Stock underlying unexercised stock options held by such person which were outstanding on the date of payment of said bonus, provided however that
    (1) no such bonus was paid in calendar 1995, (2) quarterly bonuses were paid for each of the first three quarters of calendar 1996 since the dividend that would be payable by the Company on shares of its Common
    Stock for the subject quarter after payment of all such quarterly bonuses equaled or exceeded ten percent (10%) (on an annualized basis) of $13.00, and (3) quarterly bonuses were paid for the fourth quarter of 1996 since the dividend that would be payable by the Company on shares of its Common Stock for the subject quarter after payment of all such quarterly bonuses equaled or exceeded fifteen percent (15%) (on an annualized basis) of $13.00. Quarterly bonuses will be paid for the next three calendar quarters thereafter only if the dividend that would be payable by the Company on shares of its Common Stock for the subject quarter after payment of all such quarterly bonuses equals or exceeds fifteen percent (15%) (on an annualized basis) of $13.00 and quarterly bonuses will be paid for each calendar quarter thereafter, if the dividend that would be payable by the Company on shares of its Common Stock for the subject quarter equals or exceeds such level as determined by a majority of the Unaffiliated Directors. Such persons will not be required to refund any portion of such bonuses previously earned regardless of the level of dividends in subsequent quarters.
(4) Messrs. Tomkinson and Ashmore are each entitled to performance and profitability bonuses but, in no event to exceed their respective base salaries.
(5) Consists of (i) a car allowance paid by the Company of $14,400 and (ii) aggregate contributions paid by the Company of $10,248 under the 401(k) plan.
(6) Consists of (i) a car allowance paid by the Company of $6,000 and (ii) aggregate contributions paid by the Company of $10,248 under the 401(k) plan.
(7) Consists of (i) a car allowance paid by the Company of $3,000 and (ii) aggregate contributions paid by the Company of $3,755 under the 401(k) plan.
(8) Consists of 1,006 shares acquired on April 12, 1996 and based on a closing price on that date of $15.00 per share as quoted on the American Stock Exchange. As of December 31, 1996, based on a closing price of $23.75 per share as quoted on the American Stock Exchange, the value of the stock was $23,893.
(9) For each person, consists of payments on group term-life insurance.

OPTION GRANTS, EXERCISES AND YEAR-END VALUES

  The following table sets forth stock options granted to executive officers under the Stock Option Plan as of December 31, 1996:

             OPTION GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 1996




                                     INDIVIDUAL GRANTS              POTENTIAL REALIZABLE
                         -----------------------------------------    VALUE AT ASSUMED
                         NUMBER OF                                 ANNUAL RATES OF STOCK
                           SHARES   PERCENTAGE                     PRICE APPRECIATION FOR
                         UNDERLYING OF OPTIONS EXERCISE                 OPTION TERM
                          OPTIONS   GRANTED TO  PRICE   EXPIRATION ----------------------
          NAME            GRANTED   EMPLOYEES   ($/SH)     DATE      5%($)        10%($)
          ----           ---------- ---------- -------- ---------- -----------  ---------
Joseph R. Tomkinson.....     --        N/A       N/A       N/A         N/A          N/A
William S. Ashmore......     --        N/A       N/A       N/A         N/A          N/A
Richard J. Johnson......     --        N/A       N/A       N/A         N/A          N/A
Mary C. Glass-
 Schannault.............     --        N/A       N/A       N/A         N/A          N/A

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                      NUMBER OF           VALUE OF
                                                     SECURITIES          UNEXERCISED
                                                     UNDERLYING         IN-THE-MONEY
                                                 UNEXERCISED OPTIONS     OPTIONS AT
                           SHARES                AT FISCAL YEAR-END    FISCAL YEAR-END
                         ACQUIRED ON    VALUE       EXERCISABLE/        EXERCISABLE/
          NAME           EXERCISE(#) REALIZED($) UNEXERCISABLE(#)(1) UNEXERCISABLE($)(2)
          ----           ----------- ----------- ------------------- -------------------
Joseph R. Tomkinson.....      --          --          --/95,000         --/1,187,500
William S. Ashmore......      --          --          --/50,000         --/  625,000
Richard J. Johnson......      --          --          --/25,000         --/  312,500
Mary C. Glass-
 Schannault.............      --          --          --/25,000         --/  312,500

--------
(1) For a description of the terms of such options, see "--Stock Option Plan."
(2) Based on a price per share of $23.75, which was the price of a share of Common Stock as quoted on the American Stock Exchange at the close of business on December 31, 1996.

STOCK OPTION PLAN

  The Company has adopted a Stock Option, Deferred Stock and Restricted Stock Plan (the "Stock Option Plan") which provides for the grant of qualified incentive stock options ("ISOs") that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code") stock options not so qualified ("NQSOs") and deferred stock, restricted stock, stock appreciation rights and limited stock appreciation rights awards ("Awards"). The Stock Option Plan is administered by a committee of directors appointed by the Board of Directors (the "Stock Option Committee"). ISOs may be granted to the officers and key employees of the Company. NQSOs and Awards may be granted to the directors, officers and key employees of the Company or any of its subsidiaries, to the directors, officers and key employees of the Manager, or to the Manager itself, and to the directors, officers and key employees of ICIFC. The exercise price for any option granted under the Stock Option Plan may not be less than 100% (or 110% in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the outstanding Common Stock) of the fair market value of the shares of Common Stock at the time the option is granted. The purpose of the Stock Option Plan is to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide an incentive to those whose job performance affects the Company. The effective date of the Stock Option Plan was August 31, 1995.

  Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the Stock Option Plan currently authorizes the grant of options to purchase, and Awards of, up to 299,500 shares as of March 31, 1997.

If an option granted under the Stock Option Plan expires or terminates, or an Award is forfeited, the shares subject to any unexercised portion of such option or Award will again become available for the issuance of further options or Awards under the Stock Option Plan.

  Under the Stock Option Plan, the Company may make loans available to stock option holders, subject to Board of Directors' approval, in connection with the exercise of stock options granted under the Stock Option Plan. See "-- Stock Option Loan Plan." If shares of Common Stock are pledged as collateral for such indebtedness, such shares may be returned to the Company in satisfaction of such indebtedness. If so returned, such shares shall again be available for issuance in connection with future stock options and Awards under the Stock Option Plan.

  Unless previously terminated by the Board of Directors, no options or Awards may be granted under the Stock Option Plan after August 31, 2005.

  Options granted under the Stock Option Plan will become exercisable in accordance with the terms of the grant made by the Stock Option Committee. Awards will be subject to the terms and restrictions of the award made by the Stock Option Committee. The Stock Option Committee has discretionary authority to select participants from among eligible persons and to determine at the time an option or Award is granted and, in the case of options, whether it is intended to be an ISO or a NQSO, and when and in what increments shares covered by the option may be purchased.

  Under current law, ISOs may not be granted to any individual who is not also an officer or employee of the Company. To ensure that the Company qualifies as a Real Estate Investment Trust ("REIT"), the Stock Option Plan provides that no options may be granted under the Stock Option Plan to any person who, assuming exercise of all options held by such person, would own or be deemed to own more than 9.5% of the outstanding shares of Common Stock of the Company.

  Each option must terminate no more than 10 years from the date it is granted (or 5 years in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the combined voting power of the Company's outstanding Common Stock). Options may be granted on terms providing for exercise in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option, as determined by the Stock Option Committee.

  The exercise price of any option granted under the Stock Option Plan is payable in full (1) in cash, (2) by surrender of shares of the Company's Common Stock already owned by the option holder having a market value equal to the aggregate exercise price of all shares to be purchased including, in the case of the exercise of NQSOs, restricted stock subject to an Award under the Stock Option Plan, (3) by cancellation of indebtedness owed by the Company to the option holder, (4) by a full recourse promissory note executed by the option holder, or (5) by any combination of the foregoing. The terms of any promissory note may be changed from time to time by the Board of Directors to comply with applicable United States Internal Revenue Service or Commission regulations or other relevant pronouncements.

  The Board of Directors may from time to time revise or amend the Stock Option Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may impair the rights of any participant under any outstanding Award without his consent or may, without stockholder approval, increase the number of shares subject to the Stock Option Plan or decrease the exercise price of a stock option to less than 100% of fair market value on the date of grant (with the exception of adjustments resulting from changes in capitalization), materially modify the class of participants eligible to receive options or Awards under the Stock Option Plan, materially increase the benefits accruing to participants under the Stock Option Plan or extend the maximum option term under the Stock Option Plan.

STOCK OPTION LOAN PLAN

  In December 1996, the Board of Directors adopted the Imperial Credit Mortgage Holdings, Inc. 1996 Stock Option Loan Plan (the "Loan Plan") under which loans may be made to officers, directors and key employees of the Company, the Manager and ICIFC in connection with the exercise of stock options granted under the Stock Option Plan. Under the Loan Plan, the principal of any loan may not exceed the sum of (x) the exercise price less the par value of the shares of Common Stock covered by the stock option exercised by the holder and (y) any Federal, state, or local income tax attributable to such exercise. Any loan proceeds must be paid directly to the Company in connection with the exercise of such options. Loans may be extended for a period of five years and can be extended annually for up to two more years, but in no event may the term be longer than seven years, including extensions. The interest rate on each loan will be adjusted annually from the date of the loan with a rate approved by the Compensation Committee, with such interest rate to be at all times at least sufficient to avoid imputed interest under the Code. The loans under the Loan Plan are evidenced by a promissory note, they are full recourse loans and are secured by pledges of the Common Stock purchased upon the exercise of the stock options to which they relate. In the event of the sale or transfer of any of the shares of the Common Stock pledged as security, except under certain limited conditions, the unpaid principal balance and accrued interest shall become immediately due and payable to the extent of the proceeds realized from such sale or transfer. The principal and interest on the loans made under the Loan Plan are payable quarterly only upon the payment of dividends by the Company to holders of its Common Stock. The loans may be prepaid without penalty at any time.

  In December 1996 and March 1997, the Unaffiliated Directors of the Company and Directors of ICAI exercised 45,000 and 55,000 stock options, respectively. In connection with the exercise of stock options by the Unaffiliated Directors of the Company and Directors of ICAI, the Company made loans secured by the related Common Stock totaling $1,546,875. See "Certain Relationships and Related Transactions--Other Transactions--Related Party Loans."

401(k) PLAN

  On the effective date of its Initial Public Offering, the Company commenced participation in the ICII contributory retirement plan ("401(k) Plan") for all full time employees with at least six months of service, which is designed to be tax deferred in accordance with the provisions of Section 401(k) of the Code. The 401(k) Plan provides that each participant may contribute from 2% to 14% of his or her salary, and the Company will contribute to the participant's plan account at the end of each plan year 50% of the first 4% of salary contributed by a participant. Under the 401(k) Plan, employees may elect to enroll on the first day of any month, provided that they have been employed for at least six months.

  Subject to the rules for maintaining the tax status of the 401(k) Plan, an additional Company contribution may be made at the discretion of the Company, as determined by the Unaffiliated Directors. Should a discretionary contribution be made, the contribution would first be allocated to those employees deferring salaries in excess of 4%. The matching contribution would be 50% of any deferral in excess of 4% up to a maximum deferral of 8%. Should discretionary contribution funds remain following the allocation outlined above, any remaining Company matching funds would be allocated as a 50% match of employee contributions, on the first 4% of the employee's deferrals. Company matching contributions will be made as of December 31st of each year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company's Compensation Committee consists of Messrs. Snavely, Walsh, Filipps and Peers. The Company's Audit Committee consists of Messrs. Tomkinson, Walsh, Filipps and Peers.

  James Walsh, a director of the Company, is an Executive Vice President of Walsh Securities, Inc. During the year ended December 31, 1996, ICIFC purchased from Walsh Securities, Inc. mortgage loans of 30-year fully amortizing, six-month adjustable LIBOR and 15-year fixed rate second trust deed mortgages having a principal balance of $22.0 million with net premiums paid of $1.1 million. Servicing rights on all mortgage loans were retained by ICIFC.

  On November 6, 1996, the Company purchased Walsh Acceptance Corporation mortgage pass-through certificates series 1996-1, Class B issued September 30, 1996. The principal balance of the Class B Certificates was $10.7 million, net of a discount of $1.2 million to yield 9.3%.

  In September 1996, ICIFC issued a $1.25 million secured residential first mortgage loan to H. Wayne Snavely. Terms of the loan include monthly interest-only payments at 8% per annum, with the principal balance due in full on October 1, 1997. See "Certain Relationships and Related Transactions--Other Transactions--Related Party Loans."

  H. Wayne Snavely, Chairman of the Board of the Company, is also Chairman of the Board, Chief Executive Officer and President of ICII. Joseph R. Tomkinson, Vice Chairman of the Board and Chief Executive Officer of the Company, is also a Director of ICII. See "Certain Relationships and Related Transactions-- Relationships with Affiliates--Arrangements and Transactions With ICII."

                     REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee sets and administers the policies governing the Company's compensation program, including incentive and stock option plans. The Company participates in studies and surveys of comparable compensation practices. The Committee considers these studies and surveys in determining base salary, bonus and long-term stock-based compensation. The Committee discusses and considers executive compensation matters and makes its decisions, subject to review by the Company's Board of Directors.

  The Company's compensation policies are structured to link the compensation of the Chief Executive Officer and other executives of the Company with corporate performance. Through the establishment of short-and long-term compensation programs, the Company has aligned the financial interests of its executives with the results of the Company's performance, which is designed to put the Company in a competitive position regarding executive compensation and also to ensure corporate performance, which will enhance stockholder value.

  The Company's executive compensation philosophy is to set base salary at a conservative market rate and then to provide performance-based variable compensation which allows total compensation to fluctuate according to the Company's earnings as well as value received by stockholders. Targeted levels of executive compensation are set at levels that the Committee believes to be consistent with others in the Company's industry, with such compensation increasingly weighted towards programs contingent upon the Company's level of annual and long-term performance. As a result, the Named Executive Officers', those whose annual salary exceeds $100,000, actual compensation levels in any particular year may be above or below those of the Company's competitors, depending upon the Company's performance.

  In line with the overall compensation program and the annual objectives set by the Board of Directors, the Company's executive officers have a high percentage of their total compensation at risk, dependent upon the Company's financial performance. The compensation for the Named Executive Officers was set on November 20, 1995.

  Section 162(m) was added to the Internal Revenue Code as part of the Omnibus Budget Reconciliation Act of 1933. Section 162(m) limits the deduction for compensation paid to the Chief Executive Officer and the other Named Executive officers to the extent that compensation of a particular executive exceeds $1,000,000, unless such compensation was based upon performance goals or paid pursuant to a binding contract that was in effect on February 17, 1993. Proposed regulations to implement this new limitation were published in December 1993. Based upon a review of the proposed regulations, the compensation to be paid in 1996 to the Named Executive

Officers will be deductible. The Committee will review the Company's existing compensation program to determine the deductibility of the future compensation paid or awarded pursuant thereto and will seek guidance with respect to changes to the Company's existing compensation program that will enable the Company to continue to attract and retain key individuals while optimizing the deductibility to the Company of amounts paid as compensation.

  The Committee believes that its overall executive compensation program will be successful in providing competitive compensation appropriate to attract and retain highly qualified executives and also to encourage increased performance from the executive group which will create added stockholder value.

                                          COMPENSATION COMMITTEE
                                          H. Wayne Snavely
                                          James Walsh
                                          Frank P. Filipps
                                          Stephan R. Peers

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

  Set forth below is a performance graph comparing the cumulative total stockholder return on the Company's Common Stock, the S & P 500 Stock Index and an index average of the Company's peer group, composed of comparable publicity-traded companies in the mortgage banking business, in each case for the period commencing on November 21, 1995 through December 31, 1996. Such peer groups include CWM Mortgage Holdings, Inc., Mortgage Capital, Inc., Capstead Mortgage Corporation, Thornburg Mortgage Asset Corporation, and Redwood Trust, Inc. The graph assumes $100 invested on November 21, 1995, in the Company's Common Stock, the S & P 500 Stock Index and the Stock Index of the peer group.


               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                   OF COMPANY, PEER GROUP AND BROAD MARKET

                        PERFORMANCE GRAPH APPEARS HERE

                              IMPERIAL
Measurement Period             CREDIT         PEER           S&P
(Fiscal Year Covered)          HOLDING        GROUP       500 INDEX
-------------------          ----------     ---------     ----------
Measurement Pt-11/21/1995    $100           $100         $100
FYE  12/29/1995              $101.92        $109.04      $101.93
FYE   1/31/1996              $114.12        $116.70      $105.40
FYE   2/29/1996              $116.05        $107.19      $106.38
FYE   3/29/1996              $117.98        $112.96      $107.40
FYE   4/30/1996              $122.84        $111.86      $108.98
FYE   5/31/1996              $132.75        $123.43      $111.79
FYE   6/28/1996              $130.40        $128.90      $112.22
FYE   7/31/1996              $136.51        $132.90      $107.26
FYE   8/30/1996              $143.64        $140.06      $109.53
FYE   9/30/1996              $172.36        $144.58      $115.69
FYE  10/31/1996              $181.76        $155.72      $118.88
FYE  11/29/1996              $185.13        $162.65      $127.87
FYE  12/31/1996              $206.84        $172.70      $125.33

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT OF 1934

  Section 16(a) of the Securities Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's securities, to file with the Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the fiscal year which ended December 31, 1996, all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten percent beneficial owners were satisfied by such persons.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIPS WITH THE MANAGER

GENERAL

  The Manager, ICAI, commenced operations as of January 23, 1995. Prior to November 20, 1995, ICAI had no prior experience in managing or operating a REIT. Each of the executive officers of the Manager has significant experience in purchasing, financing, servicing and investing in mortgage loans and mortgage securities; however, they have not previously managed a REIT. ICAI is a wholly-owned subsidiary of ICII.

  The Company has selected an outside advisor and in particular an advisor associated with ICII in order to efficiently and economically coordinate, assist and manage the duties and responsibilities of the Company. The Company believes that ICAI is more adequately suited than the Company to provide or advise it with contract negotiation, market information, implementation of cost controls, asset/liability modeling and management, servicing systems and management information systems. In addition, the Company believes that ICAI is better equipped than the Company to manage human resources and facilities because ICAI and ICII, with which ICAI has entered into a submanagement agreement to perform such administrative services for the Company as ICAI deems necessary, has experienced teams in these areas. The Company believes that ICAI, as an affiliate of ICII, is particularly appropriate to act as the Company's advisor because ICAI provides continuity to those businesses contributed pursuant to the Contribution Transaction (as discussed below) and because of ICII's familiarity with such businesses.

  The address of the Manager is 20371 Irvine Avenue, Santa Ana Heights, California 92707, telephone (714) 474-8500.

MANAGEMENT AGREEMENT

  The Company has entered into a Management Agreement with the Manager effective on November 20, 1995, for an initial term expiring on January 31, 1997. The Company renewed the Management Agreement for an additional five year term (See "--Management Fees"). The Management Agreement may be terminated by the Company or the Manager without cause at any time upon 60 days' written notice. Any such termination or failure to extend by the Company without cause shall result in the payment of a termination or non-renewal fee to the Manager determined by an independent appraisal. In addition, the Company and the Manager will have the right to terminate the Management Agreement upon the occurrence of certain specified events, including a breach by the other party of any provision contained in the Management Agreement which remains uncured for 30 days. The Company may renew or terminate the Management Agreement by a majority vote of its Unaffiliated Directors or by a vote of the holders of a majority of the outstanding shares of Common Stock. The Manager may terminate the Management Agreement by a majority vote of its Board of Directors.

  The terms of the Management Agreement, including the management fees, were determined by arms-length discussion based upon what management of both ICAI and the Company believe are comparable with other advisory relationships and have been approved by the Board of Directors of ICAI and the Unaffiliated Directors of the Company. The Company's Bylaws provide that the Unaffiliated Directors shall determine at least annually that the compensation paid to the Manager is reasonable in relation to the nature and quality of the services performed by the Manager.

  The Manager is at all times subject to the supervision of the Company's Board of Directors and provides advisory services to the Company in accordance with the terms of the Management Agreement. The Manager is involved in three primary activities: (1) capital management--primarily the oversight of the Company's structuring, analysis, capital raising and investor relations activities; (2) asset management--primarily the analysis and oversight of the acquisition, management and disposition of Company assets; and (3) operations management--primarily the oversight of the Company's operating subsidiaries. Specifically, the Manager performs such services and activities relating to the assets and operations of the Company as may be appropriate, including:

    (a) serve as the Company's consultant with respect to formulation of investment criteria and interest rate risk management by the Board of Directors;

    (b) advise as to the insurance of commitments on behalf of the Company to purchase Mortgage Loans or purchasing Mortgage Loans and Agency
  Certificates meeting the investment criteria set from time to time by the Board of Directors;

    (c) advise the Company in connection with and assist in its long-term investment operations;

    (d) provide personnel and technical assistance to support securitization activities of the Company by reviewing documents and assisting in the determination and negotiation of the terms and features of securities issued in connection therewith;

    (e) furnish reports and statistical and economic research to the Company regarding the Company's activities and the services performed for the Company by the Manager;

    (f) monitor and provide to the Board of Directors on an on-going basis price information and other data, obtained from certain nationally-recognized dealers who maintain markets in Mortgage Loans identified by the Board of Directors from time to time, and provide data and advice to the Board of Directors in connection with the selection and identification of such dealers;

    (g) provide the executive and administrative personnel, office space and services required, including, without limitation, legal services and contract review from in-house counsel, human resources payroll, and 401K or benefits administration, in rendering services to the Company;

    (h) monitor and provide a full time asset liability manager with the proper computer hardware and software to perform research and analysis to provide data about the Company's portfolio of Mortgage Loans and recommended hedging strategies to the Board of Directors;

    (i) provide Management Information Systems voice and data phone line and equipment support;

    (j) advise on the negotiation of agreements on behalf of the Company with banking institutions and other lenders to provide for the short-term borrowing of funds by the Company;

    (k) communicate on behalf of the Company with the holders of the equity and debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies and maintain effective relations with such holders of the Company's securities, including hiring and retaining a public relations firm to market and promote the Company.

    (l) assist in the administration of any stock option plan of the Company by providing personnel, administrative services, data processing and other systems and controls;

    (m) upon request by and in accordance with the direction of the Board of Directors, invest or reinvest any money of the Company; and

    (n) as approved and directed by the Board of Directors, perform such other services as may be required for management and other activities relating to the assets of the Company as the Manager shall deem appropriate under the particular circumstances.

  The Manager has entered into a submanagement agreement with ICII to perform such administrative services for the Company as the Manager deems necessary. The Manager may enter into additional contracts with other parties, including ICII, to provide any such services for the Manager, which third party shall be approved by the Company's Board of Directors.

  As of March 31, 1997, ICAI had a total of seven officers and directors who participate in the oversight of the Company's operations.

 MANAGEMENT FEES

  Prior to January 31, 1997, the Manager was entitled to a per annum base management fee payable monthly in arrears of an amount equal to (1) 3/8 of 1% of Gross Mortgage Assets of the Company comprised of other than Agency Certificates, conforming mortgage loans or mortgage-backed securities secured by or representing interests in conforming mortgage loans, plus (2) 1/8 of 1% of the remainder of Gross Mortgage Assets of the Company plus (3) 1/5 of 1% of the average daily asset balance of the outstanding amounts under IWLG's warehouse lending facilities. A base management fee of $2.1 million and $37,888 was accrued for the year ended December 31, 1996 and 1995, respectively.

  As incentive compensation, the Manager was entitled to receive for each fiscal quarter, an amount equal to 25% of the net income of the Company, before deduction of such incentive compensation, in excess of the amount that would produce an annualized Return on Equity equal to the daily average Ten Year U.S. Treasury Rate plus 2%. The term "Return on Equity" is calculated for any quarter by dividing the Company's Net Income for the quarter by its Average Net Worth for the quarter. For such calculations, the "Net Income" of the Company means the income of the Company determined in accordance with GAAP before the Manager's incentive compensation, the deduction for dividends paid and any net operating loss deductions arising from losses in prior periods. A deduction for all of the Company's interest expenses for borrowed money is also taken in calculating Net Income. "Average Net Worth" for any period means the arithmetic average of the sum of the gross proceeds from any offering of its equity securities by the Company, before deducting any underwriting discounts and commissions and other expenses and costs relating to the offering, plus the Company's retained earnings (without taking into account any losses incurred in prior periods) computed by taking the daily average of such values during such period. The definition "Return on Equity" is only for purposes of calculating the incentive compensation payable, and is not related to the actual distributions received by stockholders. The 25% Incentive Payment to the Manager will be calculated quarterly in arrears before any income distributions are made to stockholders for the corresponding period. For the year ended December 31, 1996 and for the year ended December 31, 1995, the Manager earned $1,274,336 and zero, respectively, for the Manager's Incentive Payment. Pursuant to the Management Agreement, the Company provides up to 1/5 of the Company's 25% Incentive Payment for distribution as bonuses to its employees in amounts to be determined by the Company's Board of Directors. Such payment is made in lieu of payment of a like amount to the Manager under the Management Agreement. For the year ended December 31, 1996, the Company recorded $154,751 pursuant to this provision of the Management Agreement.

  The Management Agreement described above expired on January 31, 1997 and a new five year agreement was executed with similar terms except as follows: (1) 75% of the per annum base management fee as calculated above shall be paid to the Manager for services rendered under the agreement, 25% of the per annum base management fee as calculated above shall be paid to participants in its executive bonus pool in amounts to be determined in the sole discretion of the Company's Chief Executive Officer; (2) the Company will pay 1/4 versus 1/5 of the above incentive compensation for distribution as bonuses to participants in its executive bonus pool in amounts to be determined in the sole discretion of the Company's Chief Executive Officer; and (3) Net Income included in the Return on Equity calculation was changed from net income in accordance with GAAP to net taxable income.

  The Manager's base and incentive fees are calculated by the Manager within 60 days after the end of each calendar quarter, with the exception of the fourth quarter for which compensation will be computed within 30 days, and such calculation shall be promptly delivered to the Company. The Company is obligated to pay the base fee within 90 days after the end of each calendar quarter.

 EXPENSES

  Pursuant to the Management Agreement, the Company also pays all operating expenses except those specifically required to be borne by the Manager under the Management Agreement. The operating expenses generally required to be borne by the Manager include the compensation and other employment costs of the

Manager's officers in their capacities as such and the cost of office space and out-of-pocket costs, equipment and other personnel required for oversight of the Company's operations. The expenses paid by the Company include issuance and transaction costs incident to the acquisition, disposition and financing of investments, regular legal and auditing fees and expenses of the Company, the fees and expenses of the Company's Directors, premiums for directors' and officers' liability insurance, premiums for fidelity and errors and omissions insurance, servicing and sub-servicing expenses, the costs of printing and mailing proxies and reports to stockholders, and the fees and expenses of the Company's custodian and transfer agent, if any. Reimbursements of expenses incurred by the Manager which are the responsibility of the Company are made monthly. For the year ended December 31, 1996 and for the year ended December 31, 1995, there were no monies paid to the Manager as reimbursement of expenses.

 STOCK OPTION PLAN

  The Company has adopted the Stock Option Plan and the Manager and the directors, officers and employees of the Manager have been granted certain options or rights under the Stock Option Plan, and may in the future be granted additional options or rights under the Stock Option Plan. See "Executive Compensation--Stock Option Plan."

 LIMITS OF RESPONSIBILITY

  Pursuant to the Management Agreement, the Manager does not assume any responsibility other than to render the services called for thereunder and is not responsible for any action of the Company's Board of Directors in following or declining to follow its advice or recommendations. The Manager, its directors, officers, shareholders and employees are not liable to the Company, any mortgage security issuer, any subsidiary of the Company, the Unaffiliated Directors, the Company's stockholders or any subsidiary's shareholders for acts performed in accordance with and pursuant to the Management Agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. The Manager is a recently formed company and does not have significant assets. Consequently, there can be no assurance that the Company would be able to recover any damages for claims it may have against the Manager. The Company has agreed to indemnify the Manager, and its directors, officers, shareholders and employees with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from any acts or omissions of the Manager made in good faith in the performance of its duties under the Management Agreement.

RELATIONSHIPS WITH AFFILIATES

  ICII is a publicly traded company whose shares of common stock are listed on the Nasdaq National Market. ICAI, a wholly-owned subsidiary of ICII, is the Manager and provides advisory services to the Company in accordance with the terms of the Management Agreement. As previously described, the Company utilizes the mortgage banking experience, management expertise and resources of ICII and ICAI in conducting its business. At March 31, 1997, ICII, ICAI and Southern Pacific Thrift and Loan Association ("SPTL"), a wholly-owned subsidiary of ICII, owned in the aggregate 462,269 shares of the Common Stock of the Company. In addition, a number of Directors and officers of the Company and ICIFC also serve as Directors and/or officers of ICII and ICAI. The Company currently utilizes ICII as a resource for technology, human resources services and management information services. The amount of services provided by ICII has decreased as the Company takes on certain of these responsibilities. As of December 31, 1996, ICII owned all of the voting common stock, representing a 1% economic interest in ICIFC, and the Company owned all of the non-voting preferred stock of ICIFC, representing 99% of the economic interest in ICIFC. ICII has the power to elect all of the directors of ICIFC and the ability to control the outcome of all matters for which the consent of the holders of the common stock of ICIFC is required. On March 31, 1997, ICII divested itself of its interest in ICIFC by contributing 100% of ICIFC's common stock to certain officers and directors of the Company.

  With a view toward protecting the interests of the Company's stockholders, the Bylaws of the Company provide that a majority of the Board of Directors (and at least a majority of each committee of the Board of Directors) must not be "Affiliates" of ICAI, as that term is defined in the Bylaws, and that the investment policies of the Company must be reviewed annually by the Unaffiliated Directors. Such policies and restrictions thereon may be established from time to time by the Board of Directors, including a majority of the Unaffiliated Directors. In addition, any transaction between the Company and any Affiliated Person requires the affirmative vote of a majority of the Unaffiliated Directors. Moreover, approval, renewal or termination of the Management Agreement requires the affirmative vote of a majority of the Unaffiliated Directors. The Management Agreement may be terminated by either the Company or the Manager upon 60 days' notice. Any such termination or failure to extend by the Company without cause shall result in the payment of a termination or non-renewal fee to the Manager determined by an independent appraisal.

  Certain activities of ICII and its affiliates may adversely affect the Company's operations. For a further description of such activities and the possible effects to the Company therefrom, including the terms and conditions of the Non-Compete Agreement and the Right of First Refusal Agreement, see "-- Other Transactions--The Contribution Transaction."

OTHER TRANSACTIONS

THE CONTRIBUTION TRANSACTION

  On November 20, 1995, ICII contributed to ICIFC certain of the operating assets and certain customer lists of ICII's mortgage conduit operations including all of ICII's mortgage conduit operations' commitments to purchase mortgage loans subject to rate locks from correspondents (having a principal balance of $44.3 million at November 20, 1995), in exchange for shares representing 100% of the common stock and 100% of the outstanding non-voting preferred stock of ICIFC. Simultaneously, on November 20, 1995, in exchange for 500,000 shares of Common Stock, ICII (1) contributed to the Company all of the outstanding non-voting preferred stock of ICIFC, which represents 99% of the economic interest in ICIFC, (2) caused SPTL to contribute to the Company certain of the operating assets and certain customer lists of SPTL's warehouse lending division, and (3) executed the Non-Compete Agreement and the Right of First Refusal Agreement, each having a term of two years from November 20, 1995. Of the 500,000 shares issued pursuant to the Contribution Transaction, 450,000 shares were issued to ICII and 50,000 shares were issued to SPTL. All of the outstanding shares of common stock of ICIFC were retained by ICII. Lastly, the Company contributed all of the aforementioned operating assets of SPTL's warehouse lending operations contributed to it by SPTL to IWLG in exchange for shares representing 100% of the common stock of IWLG thereby forming it as a wholly owned subsidiary. At November 20, 1995, the net tangible book value of the assets contributed pursuant to the Contribution Transaction was $525,000. ICII and SPTL retained all other assets and liabilities related to the contributed operations which at November 20, 1995 consisted mostly of $11.7 million of mortgage servicing rights, $22.4 million of finance receivables and $26.6 million in advances made by ICII and SPTL to fund mortgage conduit loan acquisitions and to fund finance receivables, respectively.

  Pursuant to the Non-Compete Agreement, ICII, except as set forth below, and any 25% entity may not compete with the Warehouse Lending Operations and may not establish a network of third party correspondent loan originators or another end-investor in non-conforming mortgage loans. ICII has also agreed
(1) that, in addition to any other remedy that may be available to the Company, it will sell all of the outstanding shares of common stock of ICIFC retained by ICII pursuant to the Contribution Transaction to any third party reasonably acceptable to the Company in the event that ICII or a 25% entity establishes a network of third party correspondent loan originators during the term of the Non-Compete Agreement and (2) that any sale by ICIFC of shares of its capital stock or sale or transfer by ICII of any shares of the common stock of ICIFC which ICII owns may only be made to a party reasonably acceptable to the Company. Pursuant to the Non-Compete Agreement, SPTL may continue to act as an end-investor in non-conforming mortgage loans and SPFC, an affiliate of ICII, may continue its business, which is primarily to act as a wholesale originator and bulk purchaser of non-conforming mortgage loans. Pursuant to the Right of First Refusal Agreement, ICII has granted ICIFC a right of first refusal to purchase all non-conforming mortgage loans that ICII or any 25% entity originates or acquires and subsequently offers for sale, and ICIFC has granted ICII, or any 25% entity designated by ICII, a right of first refusal to purchase all conforming mortgage loans that ICIFC acquires and subsequently offers for sale.

ARRANGEMENTS AND TRANSACTIONS WITH ICII

  The Company and ICII have entered into agreements for the purpose of defining their ongoing relationships. These agreements were developed in the context of a parent/subsidiary relationship and therefore were not the result of arms length negotiations between independent parties. It is the intention of the Company and ICII that such agreements and the transactions provided for therein, taken as a whole, are fair to both parties, while continuing certain mutually beneficial arrangements. However, there can be no assurance that each of such agreements, or the transactions provided for therein, have been effected on terms at least as favorable to the Company as could have been obtained from unaffiliated third parties.

  The Company has entered into a sublease with ICII to lease a portion of its facilities as the Company's executive offices and administrative facilities. The Company believes that the terms of the sublease are at least as favorable as could have been obtained from an unaffiliated third party. For the year ended December 31, 1996 and for the period from November 20, 1995 through December 31, 1995 (the "Interim Period"), $154,800 and $12,900, respectively, were paid by the Company to ICII under the sublease.

  Additional or modified arrangements and transactions may be entered into by the Company, ICII, and their respective subsidiaries, in the future. Any such future arrangements and transactions will be determined through negotiation between the Company and ICII, and it is possible that conflicts of interest will be involved. The Unaffiliated Directors, consisting of directors independent of the Company, any manager of the Company (including ICAI) and ICII and its Affiliated Persons, must independently approve all transactions by and between the Company and ICII.

 TAX AGREEMENT

  The Company has entered into an agreement (the "Tax Agreement") effective November 20, 1995 with ICII for the purposes of (1) providing for filing certain tax returns, (2) allocating certain tax liability and (3) establishing procedures for certain audits and contests of tax liability.

  Under the Tax Agreement, ICII has agreed to indemnify and hold the Company harmless from any tax liability attributable to periods ending on or before November 20, 1995, in excess of such taxes as the Company has already paid or provided for. For periods ending after November 20, 1995, the Company will pay its tax liability directly to the appropriate taxing authorities. To the extent (1) there are audit adjustments that result in a tax detriment to the Company or (2) the Company incurs losses that are carried back to an earlier year and any such adjustment described in (1) or loss described in (2) results in a tax benefit to ICII or its affiliates, then ICII will pay to the Company an amount equal to the tax benefit as that benefit is realized. ICII will also agree to indemnify the Company for any liability associated with the contribution of the preferred stock of ICIFC and certain operational assets of SPTL's warehouse lending division or any liability arising out of the filing of a federal consolidated return by ICII or any return filed with any state or local counterpart liability. To the extent there are audit adjustments that result in any tax detriment to ICII or any of its affiliates with respect to any period ending on or before November 20, 1995, as a result thereof, the Company for any taxable period after November 20, 1995 realizes a tax benefit, then the Company shall pay to ICII the amount of such benefit at such time or times as the Company actually realizes such benefit.

  ICII generally controls audits and administrative and judicial proceedings with respect to periods ending on or before November 20, 1995, although ICII cannot compromise or settle any issue that increases the Company's liability without first obtaining the consent of the Company. The Company generally controls all other audits and administrative and judicial proceedings.

 SERVICES AGREEMENT

  Prior to November 20, 1995, the predecessors of ICIFC and IWLG were historically allocated expenses of various administrative services provided by ICII. The costs of such services were not directly attributable to a specific division or subsidiary and primarily included general corporate overhead, such as accounting and cash management services, human resources and other administrative functions. These expenses were calculated as a pro rata share of certain administrative costs based on relative assets and liabilities of the division or subsidiary, which management believed was a reasonable method of allocation. The allocations of expenses for the period January 1, 1995 to November 19, 1995, and for the year ended December 31, 1994 were $269,000 and $517,000, respectively, for ICIFC and IWLG combined.

  The Company and ICII have entered into a services agreement effective as of November 20, 1995 (the "Services Agreement") under which ICII provides various services to the Company, including data processing, human resource administration, general ledger accounts, check processing and payment of accounts payable. ICII charges fees for each of the services which it provides under the Services Agreement based upon usage. The Services Agreement has an initial term that ends on December 31, 1996 and is renewable annually thereafter. The Company may terminate the Services Agreement, in whole or in part, upon one month's written notice. As part of the services to be provided under the Services Agreement, ICII provides the Company with insurance coverage and self-insurance programs, including health insurance. The charge to the Company for coverage will be based upon a pro rata portion of the costs to ICII for the various policies. Management believes that the terms of the Services Agreement are as favorable to the Company as could be obtained from independent third parties. For the year ended December 31, 1996 and for the Interim Period, total expenses allocated to the Company related to these services were $441,000 and $29,000, respectively.


 MANAGEMENT AND SUB-SERVICING AGREEMENTS

  ICAI, a wholly-owned subsidiary of ICII, oversees the day-to-day operations of the Company, subject to the supervision of the Company's Board of Directors, pursuant to the Management Agreement which became effective on November 20, 1995. For a description of the terms of the Management Agreement, see "--Relationships with the Manager--Management Agreement."

  ICIFC acts as a servicer of mortgage loans acquired on a "servicing-released" basis by the Company in its Long-Term Investment Operations pursuant to the terms of a Servicing Agreement which became effective on November 20, 1995. ICIFC subcontracts all of its servicing obligations under such loans to independent third parties pursuant to sub-servicing agreements.

 MORTGAGE LOANS PURCHASES

  During the year ended December 31, 1996, ICIFC purchased from ICII bulk mortgage loans packages of 30-year fully amortizing six-month adjustable LIBOR and 30- and 15-year fixed rate first and second trust deed mortgages having a principal balance of $224.7 million with net premiums paid of $3.8 million. Servicing rights on all mortgage loans were released to ICIFC.

  During the year ended December 31, 1996, ICIFC purchased from Walsh Securities mortgage loans of 30-year fully amortizing, six-month adjustable LIBOR and 15-year fixed rate second trust deed mortgages having a principal balance of $22.0 million with net premiums paid of $1.1 million. Servicing rights on all mortgage loans were retained by ICIFC. James Walsh, a director of the Company, is an Executive Vice President of Walsh Securities, Inc.

  On March 29, 1996, the Company purchased from ICIFC bulk mortgage loan packages of 30-year fully amortizing six-month adjustable LIBOR and 15-year fixed rate second trust deed mortgages having a principal balance of $276.3 million and $34.7 million with premiums paid of $2.8 million and $1.2 million, respectively. Servicing rights on all mortgage loans were retained by ICIFC.

  On August 28, 1996, the Company purchased from ICIFC bulk mortgage loan packages of 30-year fully amortizing six-month and two-year adjustable LIBOR and 15-year fixed rate second trust deed mortgages having a principal balance of $255.8 million and $9.6 million with premiums of $10.8 million and $408,000, respectively. Servicing rights on all mortgage loans were retained by ICIFC.

 PURCHASE OF SUBORDINATED LEASE RECEIVABLES

  On December 29, 1995, the Company purchased a subordinated interest in a lease receivable securitization from Imperial Business Credit, Inc. ("IBC") a wholly-owned subsidiary of ICII. The lease receivables underlying the security were originated by IBC. The Company purchased the subordinated lease receivable at the present value of estimated cash flows based on a discount rate of 12% amounting to a purchase price of $8.4 million. On May 31, 1996, the Company sold the subordinated interest to IBC at no gain or loss.

 PURCHASE OF MORTGAGE-BACKED SECURITIES

  On November 6, 1996, the Company purchased Walsh Acceptance Corporation mortgage pass-through certificates series 1996-1, Class B issued September 30, 1996. The principal balance of the Class B Certificates was $10.7 million, net of a discount of $1.2 million to yield 9.3%. James Walsh, a director of the Company, is an Executive Vice President of Walsh Securities, Inc.

  During the year ended December 31, 1996, the Company purchased $32.5 million of subordinated mortgage-backed securities in connection with ICIFC's REMIC securitizations for $26.8 million, resulting in discounts of $5.7 million.

 PURCHASE OF OTHER INVESTMENTS

  On March 8, 1996, the Company purchased from ICII $5.0 million of its Senior Note obligations for $4.5 million plus accrued interest. On January 24, 1997, the Company redeemed the Senior Notes for $5.2 million, resulting in a gain of $648,000.

  On March 28, 1996, the Company purchased from ICII the beneficial interest in the Class A Trust Certificate for the Franchisee Loan Receivables Trust 1995-B. The trust is securitized by loans originated by Franchise Mortgage Acceptance Corporation LLC, a subsidiary of ICII. The purchase price was $2.8 million based upon a discount rate of 16%. On January 30, 1997, the Company sold its beneficial interest in the Franchisee Loan Receivables to ICIFC at carrying value, which approximated fair value. No gain or loss was recorded on the sale.

  On December 31, 1996, the Company purchased FMAC Loan Receivables Trust 1996-B Class D and E securities. The securities are collateralized by loans originated by Franchise Mortgage Acceptance Corporation LLC, a subsidiary of ICII. The Company purchased the Class D and E securities for $2.3 million and $5.1 million, respectively, a discount of $1.9 million and $2.4 million, respectively.

 BORROWINGS

  ICIFC has a $600 million warehouse borrowing agreement with IWLG of which $327.4 million and $550.3 million was outstanding at December 31, 1996 and 1995, respectively. Interest expense recorded related to this borrowing was $32.8 million and $1.3 million for the years ended December 31, 1996 and 1995, respectively.

  ICIFC's residual interests in securitizations are financed by an intercompany payable with ICII and is included in the balance sheet as due to affiliate. The $46.9 million of borrowings has a current interest rate of 12.0% with interest payable monthly and no stated maturity.

 PURCHASE OF RESIDUAL INTERESTS IN SECURITIZATIONS

  On December 31, 1996, ICIFC purchased from ICII eight residual interests in securitizations of primarily REMIC's for $46.9 million. ICIFC and ICII have estimated future cash flows from these residuals and priced them utilizing assumptions that they believe are consistent with those that would be utilized by an unaffiliated third-party purchaser.

  The Company may, from time to time, enter into additional transactions in the ordinary course of business with institutions with which certain of the Unaffiliated Directors are employed.

 RELATED PARTY LOANS

  In September 1996, ICIFC issued a $1.25 million secured residential first mortgage loan to the Chairman of the Company. Terms of the loan include monthly interest-only payments at 8% per annum, with the principal balance due in full on October 1, 1997.

  In December 1996 and March 1997, in connection with the exercise of stock options, the Company loaned $239,438 to each of Messrs. Peers, Filipps and Walsh and $300,000 to Mr. Snavely, respectively, pursuant to the Company's Stock Option Loan Plan. All of the loans have an interest rate of 5.63% per annum. As of April 30, 1997, the outstanding balance of each loan to Messrs. Peers, Filipps and Walsh was $235,811 and Mr. Snavely's loan remained unchanged. See "Executive Compensation--Stock Option Loan Plan" for the terms of the loans granted thereunder.

RELATIONSHIPS WITH IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC. AND AFFILIATES

 GENERAL

  Imperial Credit Commercial Holdings, Inc. ("ICH") is a recently formed Maryland corporation that will elect to be taxed at the corporate level as a real estate investment trust for federal income tax purposes. ICH was incorporated in February 1997 for the purpose of originating, purchasing, securitizing and selling commercial mortgages and investing in commercial mortgages and commercial mortgage-backed securities. ICH has filed a registration statement with the Securities and Exchange Commission pursuant to a proposed public offering of its Common Stock, $.01 par value per share ("ICH Common Stock"), through a rights offering to holders of record of the Company (the "ICH Offering"). Before the closing of the ICH Offering, all of the officers and directors of the Company owned an aggregate of 276,000 shares, or 92% of the outstanding shares, of ICH's Common Stock. The Company, itself, owned all of the outstanding shares of Class A Preferred Stock, $.01 par value per share, of ICH ("ICH Preferred Stock") and all of the outstanding shares of Class A Common Stock, $.01 par value per share, of ICH ("ICH Class A Stock"). Upon the closing of the ICH Offering and assuming that all of the shares offered are purchased at the maximum price, the Company will own up to 9.8% of the outstanding shares of ICH Common Stock and all of the outstanding shares of ICH Class A Stock. See "--Organizational Transactions."

  Messrs. Tomkinson, Johnson and Ashmore also own an aggregate of 375 shares, or 75%, of the outstanding common stock, no par value, of Imperial Commercial Capital Corporation ("ICCC"), a California corporation which was formed in January 1997. ICCC acts as the conduit operations for ICH by originating, purchasing, and selling or securitizing commercial mortgages. In February 1997, the Company purchased all of the non-voting preferred stock of ICCC, which represents 95% of the economic interest in ICCC, for $500,000.

  REIT Advisors, Inc. ("RAI") will be owned by persons all of whom are officers of ICH and the Company and who will become officers of RAI upon the closing of the ICH Offering. RAI will provide advisory services to ICH in accordance with the terms of a management agreement, as described below. ICH will utilize the mortgage banking experience, management expertise and resources of RAI in conducting its business. A number of directors and officers of ICH and ICCC also serve as directors and/or officers of the Company. In order to utilize the Company's infrastructure, RAI intends to enter into a submanagement agreement with the Company upon the closing of the ICH Offering to provide substantially all of the administrative services required by ICH including facilities and costs associated therewith, technology, management information systems, general ledger accounts, human resources and payroll, check processing and accounts payable as RAI deems necessary. See""--REIT Advisors, Inc."

 ORGANIZATIONAL TRANSACTIONS

  The following is a summary of transactions entered into by the Company in connection with the organization of ICH. In February 1997, the officers and directors of ICH, as a group, and the Company purchased 300,000 and 299,000 shares of the Common Stock of ICH, respectively. In February 1997, ICCC brokered ICH's purchase of $7.3 million and $10.2 million of condominium conversion loans which were financed with $16.6 million in borrowings under a warehouse lending facility provided by a subsidiary of the Company and $900,000 in borrowings from the Company. All of condominium conversion loans were purchased from ICIFC. In March 1997, the Company lent ICH $15.0 million evidenced by a promissory note convertible into one share of ICH Preferred Stock for each $5.00 principal amount of said note.

  In March 1997, the Company converted the aforementioned $15.0 million principal amount promissory note into an aggregate of 3,000,000 shares of ICH Preferred Stock. All ICH Preferred Stock is automatically convertible upon the closing of the ICH Offering into shares of ICH Common Stock determined by multiplying the number of shares of ICH Preferred Stock to be converted by a fraction, the numerator of which is $5.00 and the denominator of which is the price at which the ICH Common Stock is sold in the ICH Offering. Notwithstanding the foregoing, consistent with the Company's classification as a REIT, the Company shall not be entitled to have converted into ICH Common Stock more than that number of shares of ICH Preferred Stock whereby the Company would own, immediately after such conversion, greater than 9.8% of ICH's outstanding Common Stock. Any shares of ICH Preferred Stock not converted into ICH Common Stock upon the closing of the ICH Offering shall on such date automatically convert into shares of ICH Class A Stock at the same rate as the ICH Preferred Stock converted into Common Stock on said date. Shares of ICH Class A Stock convert into shares of the ICH Common Stock on a one-for-one basis and each such class of Common Stock is entitled to cash dividends on a pro rata basis. Upon any subsequent issuances of Common Stock by ICH or sales of ICH Common Stock held by the Company, shares of ICH Class A Stock shall automatically continue to convert into additional shares of the ICH Common Stock, subject to said 9.8% limitation.

  Also in March 1997, ICH purchased a $10.1 million mortgage-backed security from ICIFC which was financed with a promissory note. In March 1997, the promissory note was repaid with cash from the Company's above referenced $15.0 million investment. Concurrently therewith, ICH repaid the $900,000 owed to the Company in connection with its purchase of condominium conversion loans. In April 1997, the Company exchanged the 299,000 shares of ICH Common Stock held by it for an equivalent number of shares of ICH Class A Stock.

  On the closing of the ICH Offering, the Company will contribute to ICH (the "Contribution") 100% of the Non-Voting Preferred Stock of ICCC for that number of shares of ICH Class A Stock equal to the product of 95% of the estimated fair value of ICCC on the date of the Contribution divided by the price at which the ICH Common Stock is sold in the ICH Offering.

  Prior to the Contribution, ICCC will had been allocated expenses of various administrative services provided by the Company. The costs of such services were not directly attributable to a specific division or subsidiary and primarily included general corporate overhead, such as accounting and cash management services, human resources and other administrative functions. These expenses were calculated as a pro rata share of certain administrative costs based on head count or relative assets and liabilities of the division or subsidiary, which management believed was a reasonable method of allocation.

 NON-COMPETE AGREEMENT AND RIGHT OF FIRST REFUSAL AGREEMENT

  ICH's operations may be affected by the activities of the Company. Pursuant to a non-compete agreement (the "Non-Compete Agreement") between the Company and ICH which will become effective upon the closing of the ICH Offering, for a period of the earlier of nine months from the closing of the ICH Offering or the date upon which ICH accumulates (for investment or sale) $300.0 million of Commercial Mortgages (as defined therein) and/or commercial mortgage-backed securities, the Company will not originate or acquire any

Commercial Mortgages or commercial mortgage backed-securities; however, this Non-Compete Agreement shall not preclude the Company from purchasing any Commercial Mortgages or commercial mortgage-backed securities as permitted under the Right of First Refusal Agreement (as discussed below) or the Company chooses not to bid for or with respect to which ICCC's or the Company's bid is not accepted. After the termination of the Non-Compete Agreement, and subject to the Right of First Refusal Agreement, as defined below, the Company, as a mortgage REIT, may compete with the operations of ICH.

  It is likely that RAI will act as the manager for other REITs, some of which may have been or will be affiliated with ICH or the Company (an "Affiliated REIT"). In such an event, any Affiliated REIT utilizing RAI as its manager may be in competition with ICH. Upon the closing of the ICH Offering, RAI, ICH and the Company will enter into a ten-year right of first refusal agreement (the "Right of First Refusal Agreement"). It is expected that any Affiliated REIT utilizing RAI as its manager will become a party to the Right of First Refusal Agreement, but such event is outside the control of ICH and there can be no assurance that any or all affiliated REITs (other than the Company) will actually become parties to the Right of First Refusal Agreement. Pursuant to this Agreement, RAI will agree that any mortgage loan or mortgage-backed security investment opportunity (an "Investment Opportunity") which is offered to it on behalf of either ICH, the Company or any Affiliated REIT will first be offered to that entity (the "Principal Party") whose initial primary business as described in its initial public offering documentation (the "Initial Primary Business") most closely aligns with such Investment Opportunity. In addition, both the Company and ICH will agree that any Investment Opportunity offered to either of them which falls outside the scope of its Initial Primary Business should be offered to the Principal Party. Should the Principal Party decline to take advantage of an Investment Opportunity offered to RAI, RAI will make an independent evaluation of which REITs business is more greatly enhanced by such Investment Opportunity. Should all of said REITs decline such Investment Opportunity, RAI may offer the Investment Opportunity to any third party. Should the Principal Party decline to take advantage of an Investment Opportunity offered to a REIT which is a party to the Right of First Refusal Agreement, said REIT shall then be free to pursue the Investment Opportunity. In such an event there can be no assurance that ICH will be able to take advantage of any such Investment Opportunity or that any competitive activity of the Company or any Affiliated REIT will not adversely affect ICH's operations. In addition, ICH may become further prejudiced by the Right of First Refusal Agreement to the extent that ICH desires to pursue or pursues a business outside its Initial Primary Business.

REIT Advisors, Inc.

 THE MANAGER

  RAI will commence operations as of the closing of the ICH Offering. Each of the persons who will become executive officers of RAI upon the closing of the ICH Offering has significant experience in purchasing, financing, servicing, securitizing and investing in mortgage loans and mortgage securities and all of such persons are officers of the Company; however, they have not previously managed a Commercial Mortgage REIT. RAI will be owned by its officers. The officers of RAI will modify their employment agreements with the Company to allow them to become officers of RAI upon the closing of the ICH Offering. RAI will agree to cause each of its officers to devote as much of his or her time to the operations of ICH as is reasonably necessary. ICH will reimburse RAI, who will reimburse the Company on a dollar for dollar basis (including the service charge referenced below), for the actual cost of providing the services of these officers to ICH based upon the compensation payable to them by the Company, plus a 15% service charge. ICH will reimburse RAI for expenses incurred by RAI, plus a service charge of 15% on all expenses owed by RAI to the Company for costs and expenses owed by RAI to the Company for costs and services under any submanagement agreement between the Company and RAI. RAI will pay all such third parties on a dollar for dollar basis for the aforementioned amounts received by it from ICH; no such 15% service charge will be paid to third party service providers other than the Company. For the first three years of the RAI Management Agreement (as discussed below) there will be a minimum amount of $500,000 per annum (including the 15% service charge) payable by ICH in connection with services provided and expenses incurred by RAI and payable by RAI to the Company. After the third year, ICH will only be responsible for reimbursing expenses and services provided, with the 15% service charge for amounts due to the Company. See "--Management Agreement--Expenses."

  ICH has selected an outside advisor in order to efficiently and economically coordinate, assist and manage the duties and responsibilities of ICH. ICH believes that RAI will be more adequately suited to provide the following services relating to the operations of ICH due to the expertise of RAI's senior officers: securitization oversight, contract negotiation, market information, implementation of cost controls, asset liability modeling and management and servicing systems.

 DIRECTORS AND EXECUTIVE OFFICERS

  The persons who will become directors and executive officers of RAI upon the closing of the ICH Offering are as follows:

             NAME                                      POSITION
             ----                                      --------
   Joseph R. Tomkinson*.... Chairman of the Board and Chief Executive Officer
   William S. Ashmore*..... President and Director
   Richard J. Johnson*..... Executive Vice President, Chief Financial Officer and Director
   Mary C. Glass-
    Schannault*............ Senior Vice President
   H. Wayne Snavely*....... Director

--------
* Each of these persons also serve as directors or executive officers of ICH and the Company.

 MANAGEMENT AGREEMENT

  ICH will enter into a Management Agreement (the "RAI Management Agreement") with RAI to become effective upon the closing of the ICH Offering, for an initial term expiring on December 31, 2002. Successive extensions, each for a period not to exceed one year, may be made by agreement between ICH and RAI. The RAI Management Agreement may be terminated by either party without cause at any time upon 60 days' written notice. Any such termination or failure to extend by ICH without cause shall result in the payment of a termination or non-renewal fee to RAI determined by an independent appraisal. In addition, ICH and RAI will have the right to terminate the RAI Management Agreement upon the occurrence of a breach by the other party of any provision contained in the RAI Management Agreement which remains uncured for 30 days. In addition, ICH may renew or terminate the RAI Management Agreement by a majority vote of its unaffiliated directors or by a vote of the holders of a majority of the outstanding shares of Common Stock.

  The terms of the RAI Management Agreement, including the management fees, were determined by what management of both RAI and ICH believe are comparable with other advisory relationships and have been approved by the Board of Directors of RAI and the unaffiliated directors of ICH. ICH's Bylaws provide that the unaffiliated directors shall determine at least annually that the compensation paid to RAI is reasonable in relation to the nature and quality of the services performed by RAI.

  RAI is at all times subject to the supervision of ICH's Board of Directors and provides advisory services to ICH in accordance with the terms of the RAI Management Agreement. RAI is involved in three primary activities: (1) capital management--primarily the oversight of ICH's structuring, analysis, capital raising and investor relations activities; (2) asset management--primarily the analysis and oversight of the acquisition, management, securitization and disposition of ICH assets; and (3) operations management--primarily the oversight of ICH's operating subsidiaries. Specifically, RAI performs such services and activities relating to the assets and operations of ICH as may be appropriate, including:

    (1) serving as ICH's consultant with respect to formulation of investment criteria and interest rate risk management by its Board of Directors;

    (2) advising as to the issuance of commitments on behalf of ICH to purchase Commercial Mortgages or purchasing commercial mortgages and commercial mortgage-backed securities meeting the investment criteria set from time to time by ICH's Board of Directors;

    (3) advising, negotiating, and overseeing the securitization of ICH's commercial mortgages in REMIC or CMOs and negotiating terms with rating agencies and coordinate with investment-bankers as to structure and pricing of the securities formed by ICH;

    (4) advising ICH in connection with and assisting in its long-term investment operations;

    (5) furnishing reports and statistical and economic research to ICH regarding ICH's activities and the services performed for ICH by RAI;

    (6) monitoring and providing to the Board of Directors of ICH on an on-going basis price information and other data, obtained from certain nationally-recognized dealers who maintain markets in commercial mortgages identified by the Board of Directors from time to time, and providing data and advice to the Board of Directors in connection with the identification of such dealers;

    (7) providing the executive and administrative personnel, office space and services required in rendering services to ICH, which includes contracting with appropriate third parties, which may include the Company, and its affiliates, to provide various services including facilities and costs related therewith, technology, management information systems, human resource administration, general ledger accounts, check processing, accounts payable and other similar operational or administrative services;

    (8) overseeing the day-to-day operations of ICH and supervising the performance of such other administrative functions necessary in the management of ICH as directed by the Board of Directors of ICH;

    (9) advising and negotiating of agreements on behalf of ICH with banking institutions and other lenders to provide for the short-term borrowing of funds by ICH;

    (10) communicating on behalf of ICH with the holders of the equity and debt securities of ICH as required to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective relations with such holders;

    (11) subject to an agreement executed by ICH, advising as to the designation of a servicer for those loans sold by ICCC whereby ICCC elected not to service such loans;

    (12) counseling ICH in connection with policy decisions to be made by its Board of Directors; and

    (13) upon request by and in accordance with the direction of the Board of Directors of ICH, investing or reinvesting any money of ICH.

  In order to utilize the Company's infrastructure, RAI intends to enter into a submanagement agreement with the Company upon the closing of the ICH Offering to provide substantially all of the administrative services required by ICH including facilities and costs associated therewith, technology, management information systems, general ledger accounts, human resources and payroll, check processing and accounts payable as RAI deems necessary. RAI may also enter into additional contracts with other parties, which may include the Company, or its affiliates, to provide any such services for RAI, which third party shall be approved by ICH's Board of Directors. See "--Expenses."

 MANAGEMENT FEES

  RAI will be entitled to receive for each fiscal quarter, an amount equal to 25% of the Net Income of ICH, before deduction of such compensation, in excess of the amount that would produce an annualized Return on Equity equal to the daily average Ten Year U.S. Treasury Rate plus 2%. The term "Return on Equity" is calculated for any quarter by dividing ICH's Net Income for the quarter by its Average Net Worth for the quarter. For such calculations, the "Net Income" of ICH means the income of ICH determined in accordance with the Code before RAI's incentive compensation, the deduction for dividends paid and any net operating loss deductions arising from losses in prior periods. A deduction for all of ICH's interest expenses for borrowed money is also taken in calculating Net Income. "Average Net Worth" for any period means the arithmetic average of the sum of the gross proceeds from any offering of its equity securities by ICH, before deducting any underwriting discounts and commissions and other expenses and costs relating to the offering, plus ICH's retained earnings less dividends declared (without taking into account any losses incurred in prior periods) computed by taking the daily average of such values during such period. The payment to the RAI will be calculated quarterly in arrears before any income distributions are made to stockholders for the corresponding period.

  RAI's fees will be calculated by RAI within 60 days after the end of each calendar quarter, with the exception of the fourth quarter for which compensation will be computed within 30 days, and such calculation shall be promptly delivered to ICH. ICH will be obligated to pay the base fee within 90 days after the end of each calendar quarter.

 EXPENSES

  Pursuant to the RAI Management Agreement, ICH will also pay all operating expenses incurred by RAI under the RAI Management Agreement. The operating expenses generally required to be incurred by RAI and reimbursed by ICH include out-of-pocket costs, equipment and other personnel required for ICH's operations, including amounts payable by RAI pursuant to submanagement agreements with outside third parties, which may include the Company and its affiliates, to provide various services to ICH including facilities and costs related therewith, technology, management information systems, human resource administration, general ledger accounts, check processing, accounts payable and other similar operational services ("Reimbursable Expenses"). Reimbursable Expenses also include issuance and transaction costs associated with the purchase, disposition and financing of investments, regular legal and auditing fees and expenses of ICH, the fees and expenses of ICH's directors, premiums for directors' and officers' liability insurance, premiums for fidelity and errors and omissions insurance, servicing and sub-servicing expenses, the costs of printing and mailing proxies and reports to stockholders, and the fees and expenses of ICH's custodian and transfer agent, if any.

  ICH will reimburse RAI for all Reimbursable Expenses, plus a service charge of 15% on all Reimbursable Expenses owed by RAI to the Company for costs and services under any subcontract between RAI and the Company. RAI will pay all such third parties on a dollar-for-dollar basis the aforementioned amounts received by it from ICH; no such 15% service charge will be paid to third party service providers other than the Company.

  All of the persons designated to become officers of RAI upon the closing of the ICH Offering are officers of the Company and ICH. Each of these officers will modify their employment agreements with the Company to allow them to become officers of RAI upon the closing of the ICH Offering. RAI will agree to cause each of its officers to devote as much of his or her time to the operations of ICH as is reasonably necessary. ICH will reimburse RAI, who will reimburse the Company on a dollar for dollar basis, for the actual cost (the "Reimbursable Executive Amounts") of providing the services of these officers to ICH based upon compensation payable to them by the Company, plus a 15% service charge.

  For the first three years of the RAI Management Agreement, there will be a minimum amount of $500,000 per annum (which includes the 15% service charge) payable by ICH to RAI for Reimbursable Expenses and Reimbursable Executive Amounts and payable by RAI to the Company. After the third year, ICH will only be responsible for paying RAI the actual amount of Reimbursable Expenses and Reimbursable Executive Amounts, with the 15% service charge for amounts due to the Company.

 LIMITS OF RESPONSIBILITY

  Pursuant to the RAI Management Agreement, RAI will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of ICH's Board of Directors in following or declining to follow its advice or recommendations. RAI, its directors, officers, equity holders and employees will not be liable to ICH, any mortgage security issuer, any subsidiary of ICH, the Unaffiliated Directors of ICH, ICH's stockholders or any subsidiary's shareholders for acts performed in accordance with and pursuant to the RAI Management Agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the RAI Management Agreement.

RAI is a recently formed entity and does not have significant assets. Consequently, there can be no assurance that ICH would be able to recover any damages for claims it may have against RAI. ICH has agreed to indemnify RAI, and its directors, officers, equity holders and employees with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from any acts or omissions of RAI made in good faith in the performance of its duties under the Management Agreement.

 STOCK OPTION PLAN

  ICH has adopted a Stock Option and Awards Plan and RAI and the directors, officers and employees of RAI will be granted certain options or rights under the Stock Option and Awards Plan upon the closing of the ICH Offering, and may in the future be granted additional options or rights under the Stock Option and Awards Plan.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of April 30, 1997 by (1) each person known to the Company to beneficially own more than five percent of the Company's Common Stock, (2) each Director, (3) the Company's executive officers, and (4) all Directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to the knowledge of the Company, sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                                PERCENTAGE OF
                                            NUMBER OF SHARES        SHARES
        NAME OF BENEFICIAL OWNER           BENEFICIALLY OWNED BENEFICIALLY OWNED
        ------------------------           ------------------ ------------------
H. Wayne Snavely.........................      20,000                  *
Joseph R. Tomkinson......................      27,613                  *
William S. Ashmore.......................      10,977                  *
Richard J. Johnson.......................      10,702.808              *
Mary C. Glass-Schannault.................          --                  *
James Walsh..............................      15,000                  *
Frank P. Filipps.........................      15,000                  *
Stephan R. Peers.........................      15,000                  *
All directors and executive officers as a
group (8 persons)........................      93,376                  *

--------
* less than 1%

                                PROPOSAL NO. 2

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Board of Directors of the Company has selected and appointed KPMG Peat Marwick LLP to act as the Company's independent accountants for the year ending December 31, 1997. In recognition of the important role of the independent accountants, the Board of Directors has determined that its selection of such accountants should be submitted to the stockholders for review and ratification on an annual basis.

  KPMG Peat Marwick LLP has examined the financial statements of the Company since its inception. Management is satisfied with their performance to date.

  The affirmative vote of a majority of the shares voting on this proposal is required for its adoption. In view of the difficulty and the expense involved in changing independent accountants on short notice, if the proposal is not approved, it is contemplated that the appointment for 1997 may be permitted to stand, unless the Board of Directors finds other compelling reasons for making a change. Disapproval of this Proposal will be considered as advice to the Board of Directors to select other independent accountants for the following year. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

                            STOCKHOLDERS' PROPOSALS

  Stockholders' proposals intended to be presented at the Company's next Annual Meeting of Stockholders to be held in 1998 must be received at the Company's principal executive offices no later than February 12, 1998, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                OTHER BUSINESS

  The Board of Directors knows of no other matter to be acted upon at the meeting. However, if any other matter shall properly come before the meeting, the proxyholders named in the proxy accompanying this Proxy Statement will have discretionary authority to vote all proxies in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ RICHARD J. JOHNSON
                                          ---------------------------
                                          Richard J. Johnson, Secretary


Dated: June 13, 1997
Santa Ana Heights, California

  1443-PS-97

                    IMPERIAL CREDIT MORTGAGE HOLDINGS, INC.
           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON JULY 22, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROXY

     The undersigned hereby appoints Joseph R. Tomkinson and Richard J. Johnson, or either of them, each with full power of substitution, as proxies of the undersigned to attend the Annual Meeting of Stockholders of Imperial Credit Mortgage Holdings, Inc., at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California 92660, on the 22nd day, July, 1997, at 9:00 A.M. Pacific Standard Time, and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following matters set forth on the reverse side.

     This proxy shall be voted in accordance with such instructions as may be given on the reverse side of this proxy card. It is understood, however, that the proxy will be voted FOR the election of directors and ratification of the selection of certified public accountants unless contrary instructions are specified. The spaces for your votes and signature are set forth on the reverse side. Please vote, sign and return promptly.
                                                           SEE REVERSE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE                    SIDE

[X] Please mark
    votes as in
    this example.

    The Board of Directors recommends a vote FOR each of the nominees and FOR the other proposals.

    1. Election of Directors                              2. To ratify the appointment of KPMG    FOR    AGAINST   ABSTAIN
    NOMINEES:  H. Wayne Snavely, Joseph R. Tomkinson,        Peat Marwick LLP as independent      [_]      [_]      [_]
    William S. Ashmore, James Walsh, Frank P. Filipps,       accountants for the year ending
    Stephan R. Peers                                         December 31, 1997.
             FOR       WITHHELD
             [_]         [_]                              3. In their discretion, upon any and all such other matters as may properly come before the meeting or any adjournment or
    [_]                                                      postponement thereof.
        --------------------------------------
        For all nominees except as noted above                  MARK HERE                       MARK HERE
                                                               FOR ADDRESS  [_]                IF YOU PLAN  [_]
                                                               CHANGE AND                       TO ATTEND
                                                              NOTE AT LEFT                     THE MEETING

                                                          Note:  Please sign exactly as name appears.  Joint owners
                                                          should each sign.  Trustees, executors, etc. should indicate capacity in which they are signing.

Signature:                        Date:                   Signature:                                 Date:
          -----------------------       ------                      ------------------------------        -------